Exhibit 21.1

Entity	State of Incorporation	Doing Business As
Team Finance, LLC	DE
Health Finance Corporation	DE
Team Health, Inc.	TN	TeamHealth
Access Nurse PM, Inc.	TN	TeamHealth Medical Call Center
After Hours Pediatrics, Inc.	FL	AHP
American Clinical Resources, Inc.	DE
Anesthesix Holdings, LLC	DE	Anesthetix of TeamHealth
Anesthesix Management, LLC	DE	Anesthetix of TeamHealth
Anthem Associates, LLC	FL
Billing Management, LLC	DE
Clinic Management Services, Inc.	TN	TeamHealth Occupational Medicine
Daniel & Yeager, Inc.	AL	D&Y
D&Y Healthcare Connectors, LLC	AL	D&Y
ECC Chattsworth Dalton MC, LLC	TN
ECC West Tennessee MC, LLC	TN
Emergency Coverage Corporation	TN	THA, TeamHealth Atlantic
Emergency Management Midwest, Inc.	OK	THMA, TeamHealth Mid-America
Emergency Physician Associates, Inc.	NJ	THE, TeamHealth East
Emergency Professional Services, Inc.	OH	THE, TeamHealth East (Midwest)
EPA of Woodbury, Inc.	NJ	THE, TeamHealth East
Fischer Mangold Partnership	CA
Florida Hospital Medicine Services, Inc.	FL	FLACS, TeamHealth Hospital Medicine
Greenbrier Emergency Physicians, Inc.	WV	THMS, TeamHealth Midsouth
HCFS Health Care Financial Services, Inc.	FL	HCFS, Health Care Financial Services of TeamHealth
Health Care Alliance, Inc.	WV
Healthcare Revenue Recovery Group, LLC	FL	HRRG, ARS Account Resolution Services, ARS
Herschel Fischer, Inc.	CA	THW, TeamHealth West
Hospital Medicine Associates, LLC	FL	THHM, TeamHealth Hospital Medicine
InPhyNet Contracting Services, Inc.	FL	TeamHealth Southeast
InPhyNet South Broward, Inc.	FL	TeamHealth Southeast
Karl G. Mangold, Inc.	CA
Keightley and Parsley, Inc.	KY	K&P
Kelly Medical Services Corporation	WV	THMS, TeamHealth Midsouth
Medical Management Resources, Inc.	TN	MMR, Medical Management Resources of TeamHealth
Medical Services, Inc.	WV
Northwest Emergency Physicians, Incorporated	WA	NEP, Northwest Emergency Physicians of TeamHealth
Northwest Hospital Medicine Physicians, Inc.	WA	Northwest Emergency Physicians of TeamHealth
Paragon Contracting Services, Inc.	FL	THSE, TeamHealth Southeast
Paragon Emergency Services, Inc.	FL	THSE, TeamHealth Southeast
Psychiatrists Only, LLC	GA	Psychiatrists Only
Quantum Plus, Inc.	CA	THW, TeamHealth West
Southeastern Emergency Physicians of Memphis, Inc.	TN	THMS, TeamHealth Midsouth
Southeastern Emergency Physicians, Inc.	TN	THMS, TeamHealth Midsouth
Southeastern Physician Associates, Inc.	TN	SPA, TeamHealth Midsouth

Entity	State of Incorporation	Doing Business As
Southwest Florida Emergency Management, Inc.	FL
Spectrum Healthcare Resources of Delaware, Inc.	DE
Spectrum Healthcare Resources, Inc.	DE	SHR, Spectrum
Spectrum Healthcare Services, Inc.	DE
Spectrum Health International, Inc.	DE
Spectrum Primary Care, Inc.	DE
Team Anesthesia, Inc.	TN
Team Anesthesia Holdings, LLC	DE
Team Health Anesthesia Management Services, Inc.	CA	THAMS
Team Health Financial Services, Inc.	TN	THFS
TeamHealth Patient Safety Organization, Inc.	TN	THPSO
Team Radiology, Inc.	NC	TeamRad, TeamHealth Radiology, TeamHealth Teleradiology
The Emergency Associates for Medicine, Inc.	FL	TEAM
THMS-St. Joseph MC, LLC	TN
THMS West Tennessee MC, LLC	TN
THSE-Marco Urgent Care, LLC	FL
THSE-South Florida MC, LLC	FL
THW Emergency Management of Houston, Inc.	TX	THW, TeamHealth West